UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01—Entry into a Material Definitive Agreement

On October 28, 2005, the Compensation Committee of the Board of Directors of WellPoint, Inc. (the “Company”) approved the WellPoint, Inc. Comprehensive Non-Qualified Deferred Compensation Plan (the “Plan”). The Plan is effective as of January 1, 2006.

Under the Plan, the following existing plans (which were described in a Form 8-K filed by the Company on December 16, 2004) will be merged into the Plan as of December 31, 2005: (1) 2005 WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan; (2) The Restated WellPoint Supplemental Executive Retirement Plan; (3) The Restated Supplemental Retirement Program for Certain Employees of Trigon Insurance Company; (4) The Restated WellPoint Deferred Compensation Plan, and (5) The Restated Trigon Insurance Company 401(k) Restoration Plan.

The Plan is available for executives and other select highly compensated employees of the Company and its subsidiaries. The plan consists of three separate deferred compensation features. First, a basic deferral feature permits executive participants to defer up to 60% of their compensation and up to 80% of their annual bonus each year. Second, a supplemental pension benefit contribution feature credits eligible participants with a lump sum actuarial equivalent of the amount they would have received under the applicable Company pension plan formula but for Internal Revenue Code limitations on benefits in tax qualified retirement plans, less the amount credited under such pension plan. Finally, a supplemental savings feature for eligible participants permits deferrals of up to 6% of annual compensation above the limits in the tax qualified savings plan on compensation earned after certain Internal Revenue Code deferral limits have been reached and provides for a matching contribution from the Company equal to the amount deferred for the year.

For ease of administration, the Plan also applies, on a limited basis, to participants who participated in the following long-term incentive plans: (1) Anthem 1998 Long-Term Incentive Plan, (2) Anthem 2001-2003 Long-Term Incentive Plan, and (3) Anthem Long-Term Incentive Plan; and the following non-qualified deferred compensation plans, which were effectively frozen as of December 31, 2004: (1) WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan, (2) Anthem Supplemental Executive Retirement Plan, (3) Anthem Deferred Compensation Plan, (4) Supplemental Retirement Program for Certain Employees of Trigon Insurance Company, and (5) Trigon Insurance Company 401(k) Restoration Plan. The application of specifically designated provisions of the Plan to such participants is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2005

WELLPOINT, INC.

By:	/s/ Michael C. Wyatt
Name:	Michael C. Wyatt
Title:	Vice President and Deputy General Counsel